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                                                                     EXHIBIT 5.1

                         CALLISTER NEBEKER & MCCULLOUGH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                          GATEWAY TOWER EAST SUITE 900
                              10 EAST SOUTH TEMPLE
                           SALT LAKE CITY, UTAH 84133
                             TELEPHONE 801-530-7300
                                FAX 801-364-9127


                                October 2, 2002

Board of Directors
Oceanic Exploration Company
7800 East Dorado Place, Suite 250
Englewood, Colorado  80111

      RE: OCEANIC EXPLORATION COMPANY REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

      We have acted as special counsel to Oceanic Exploration Company, a Delaware corporation (the "Company"), in connection with the filing of a registration statement and an amendment no. 1 on Form SB-2 (No. 333-98347) of the Company (collectively the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the 21,003,000 shares (the "Shares") of the Company's common stock, $.0625 par value (the "Common Stock"), being registered in connection with the Company's rights offering described in the Registration Statement (the "Rights Offering").

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-B under the Securities Act

      In connection with this opinion, we have reviewed (i) the Restated Certificate of Incorporation, as amended to date and currently in effect, (ii) the form of the Amended and Restated Certificate of Incorporation intended to be filed with the Secretary of State of the State of Delaware to increase the capitalization of the Company (the "New Charter"), (iii) the Bylaws of the Company, (iv) a specimen certificate representing the Common Stock, (v) resolutions of the board of directors and stockholders of the Company, (vi) the Registration Statement and (vii) such other documents as we have deemed appropriate. As to factual matters we have relied upon a certificate supplied to us by an officer of the Company. In rendering the opinion expressed herein, we have assumed, without investigation, the validity of all documents and the accuracy of all information supplied to us by the Company.

      Members of our firm are admitted to the bar in the State of Utah and we express no opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and do not express any opinion as to the effect of any other laws on the opinion stated herein.

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      Based upon the foregoing, we are of the opinion that the Shares being registered pursuant to the Registration Statement, when (i) the Registration Statement becomes effective, (ii) the New Charter has been filed and accepted by the Secretary of State of the State of Delaware and (iii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered and paid for in accordance with the Rights Offering, will have been duly authorized and the Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to this firm under "Legal Matters" in the Prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,

                                         CALLISTER NEBEKER & McCULLOUGH

                                         /s/ CALLISTER NEBEKER & McCULLOUGH